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Exhibit 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


eSoft, Inc.
Broomfield, Colorado

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (Registration # 333-82619, # 333-82247,
# 333-91705 and # 333-89401) and Form S-8 (Registration # 333-80151, # 333-91161
and # 333-91163) of eSoft, Inc. of our report dated November 17, 1999 relating to the consolidated financial statements of eSoft, Inc. appearing in the Company's Form 8-K dated November 24, 1999.



                                             /s/ BDO SEIDMAN, LLP

Denver, Colorado
November 24, 1999